UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 31, 2006

RICA FOODS, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

0-18222	87-0432572
(Commission file number)	(I.R.S. Employer Identification No.)

From Intel Office, 800 meters West, 200 meters North and 300 meters West

City La Ribera de Belen, Heredia, Costa Rica

(Address of principal executive offices)

(506) 298-1880

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 10, 2006, Rica Foods, Inc. (the “Company”) timely filed with the American Stock Exchange (the “AMEX”) a compliance plan. In addition to the compliance plan, the Company’s existing management team provided the AMEX with certain information requested by the AMEX regarding the investigation currently being conducted by the Special Investigation Subcommittee of the Audit Committee regarding undisclosed transactions between the Company and Mr. Calixto Chaves, his affiliates and/or Industrias Avicolas Integrades, S.A. during Mr. Chaves’ tenure as Chief Executive Officer of Rica from August 1996 until January 2005. The Company’s existing management team expects to provide the AMEX with an update regarding the investigation in the near future.

On January 31, 2006, the Company received notice (the “Notice”) from the AMEX indicating that the Company’s plan of compliance did not make a reasonable demonstration of the Company’s ability to regain compliance with the continued listing standards set forth in Sections 134 and Sections 1101 of the AMEX Company Guide.

The AMEX further indicated in the Notice that the Staff of the AMEX has determined that the Company does not comply with Section 1003(f)(iii) of the AMEX Company guide, in that the Company or its management engaged in operations which, in the opinion of the AMEX, are contrary to the public interest and that public interest concerns exist with respect to the Company’s internal control policies and procedures.

Based upon the foregoing, the Staff of the AMEX has determined to proceed with the filing of an application with the Securities and Exchange Commission to strike the Company’s common stock from listing and registration on the AMEX (the “Staff Determination”).

In accordance with the Notice, the Company must appeal the Staff Determination by February 8, 2006, or the Staff Determination will become final. The Company plans to appeal this determination by the Staff of the AMEX and to request a hearing before an AMEX Listing Qualifications Panel (the “Listing Panel”). The time and place of such a hearing will be determined by the Listing Panel. There can be no assurances that the Listing Panel will grant the relief sought by the Company or, if such relief is granted by the Listing Panel, the Company will be able to implement its plan of compliance consistent with the relief sought. If the Panel does not grant the relief sought by the Company, its common stock could be de-listed from the AMEX. In such event, the Company may seek quotation of its securities on the OTC Bulletin Board when it regains currency in its public reporting.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

	Exhibit 99.1	Press Release dated February 3, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 3, 2006

RICA FOODS, INC.

By:	/s/ Gustavo Barboza
Name:	Gustavo Barboza
Title:	Chief Financial Officer